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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-69655) and related Prospectus of Northwest Airlines Corporation for the registration of 2,631,784 shares of its Common Stock and to the incorporation by reference therein of our report dated January 25, 1998 with respect to the consolidated financial statements and schedule of Old NWA Corp. (as defined in this Registration Statement) included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
February 11, 1999